UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2004

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

As of December 20, 2004, EMC Corporation, a Massachusetts corporation (“EMC”), and Evergreen Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of EMC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with System Management Arts Incorporated, a Delaware corporation (“SMARTS”), and Shaula Alexander Yemini, William Sorin and Jonathan Bilzin, as the representative of the holders of all of the capital stock of SMARTS.

Pursuant to the Merger Agreement, Merger Sub shall be merged with and into SMARTS, with SMARTS continuing as the surviving corporation and a wholly-owned subsidiary of EMC. EMC is acquiring SMARTS for approximately $260 million in cash, subject to closing adjustments.

The acquisition is subject to customary closing conditions and regulatory approvals and is expected to be completed in the first quarter of 2005.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of EMC Corporation dated December 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Senior Vice President and
General Counsel

Date: December 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of EMC Corporation dated December 21, 2004